DESCRIPTION OF OWENS REALTY MORTGAGE, INC. STOCK

The following summary description of Owens Realty Mortgage, Inc. stock is subject to, and qualified in its entirety by, reference to the MGCL and the provisions of the charter and bylaws of Owens Realty Mortgage, Inc. and does not purport to be complete. See also “Comparison of Rights of Limited Partners of OMIF and Stockholders of Owens Realty Mortgage, Inc.” Copies of the charter and bylaws of Owens Realty Mortgage, Inc. are attached to this proxy statement/prospectus as Annex B and Annex C, respectively.

General

Our charter provides that we may issue up to 50,000,000 shares of Common Stock and up to 5,000,000 shares of preferred stock, $0.01 par value per share.  Our charter authorizes our board of directors to amend our charter, with the approval of a majority of the entire board of directors and without stockholder approval, to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of stock of any class or series.  After giving effect to the REIT conversion, up to 11,199,351 shares of our Common Stock will be issued and outstanding, and no shares of preferred stock will be issued and outstanding.  Under Maryland law, our stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

All of the shares of Common Stock will be duly authorized, fully paid and nonassessable.  Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of our Common Stock are entitled to receive dividends on such shares of Common Stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of outstanding shares of our Common Stock will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of Common Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our Common Stock will possess the exclusive voting power.  There is no cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors.  Consequently, the holders of a majority of the outstanding shares of our Common Stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of Owens Realty Mortgage, Inc.  Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of our Common Stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter.  Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. Because our operating assets may be held by our wholly-owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Power to Reclassify Unissued Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our Common Stock with respect to voting rights, dividends or upon liquidation, and authorize us to issue the newly classified shares.  Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.  Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our Common Stock or otherwise be in the best interests of our stockholders.  No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

Our charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock, or the number of shares of any class or series of stock, that we are authorized to issue.  These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

We believe that the power of our board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.  Although our board of directors has no current plans to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our Common Stock or otherwise be in the best interests of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify as a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).  To qualify as a REIT, we must satisfy other requirements as well.  See “Material United States Federal Income Tax Consequences—United States Federal Income Taxation of Owens Realty Mortgage, Inc. Following the Merger.”

Our charter contains restrictions on the ownership and transfer of our stock that, among other purposes, are intended to assist us in complying with these requirements and continuing to qualify as a REIT.  The restrictions on ownership and transfer of our stock will become effective upon the completion of the REIT conversion.  The relevant sections of our charter provide that, subject to the exceptions described below, from and after the closing of the REIT conversion, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our Common Stock, or the common stock ownership limit, or 9.8% in value of the outstanding shares of all classes or series of our stock, or the aggregate stock ownership limit.  We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.”  We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or constructively own shares of our stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually, beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity.  As a result, the acquisition of less than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our Common Stock, or 9.8% in value of the outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, actually, beneficially or constructively, shares of our stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of our stock in excess of the ownership limits.

Our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a particular stockholder from the ownership limits or establish a different limit on ownership, or “excepted holder limit,” if we obtain such representations and undertakings from such stockholder as are reasonably necessary for our board of directors to determine that:

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no individual’s beneficial or constructive ownership of our stock will result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT; and

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such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or our board of directors determines that revenue derived from such tenant will not affect our ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings will result in such stockholder’s shares of stock being automatically transferred to a charitable trust.  As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.  Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding stock or we would otherwise fail to qualify as a REIT.  A reduced ownership limit will not apply to any person or entity whose percentage ownership of our Common Stock or our stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our Common Stock or our stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our Common Stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

Upon the completion of the REIT conversion, our charter will further prohibit:

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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.  The foregoing restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our stock described above is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares.  In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares.  The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust.  If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of our stock held in the trust will be issued and outstanding shares.  The prohibited owner will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of our stock held in the trust.  The trustee of the trust will exercise all voting rights and receive all dividends or other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust.  Any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us.  Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.  However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we accept, or our designee accepts, such offer.  We may reduce the amount so payable to the trustee by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary.  We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any dividends or other distributions held by the trustee with respect to such shares to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock.  After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (2) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares.  The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above.  Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any dividends or other distributions thereon.  In addition, if, prior to the discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand.  The prohibited owner has no rights in the shares held by the trustee.

In addition, if our board of directors determines in good faith that a transfer or other event that has occurred that would violate the restrictions on ownership and transfer of our stock described above, the board may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, without limitation, causing us to redeem shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held.  Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our status as a REIT and to ensure compliance with the aggregate stock ownership limit.  In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer of our stock will take effect upon consummation of the REIT conversion and will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

The restrictions on ownership and transfer of our stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our Common Stock or otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

We expect the transfer agent and registrar for our Common Stock to be Computershare.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of certain provisions of Maryland law and of our charter and bylaws is only a summary and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C, respectively.

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may never be less than the minimum number required by the MGCL (which is one), nor more than 15. Upon the completion of REIT conversion, subject to the terms of any class or series of preferred stock, any vacancy on our board of directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, whether or not sufficient to constitute a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors.

Each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies.  Holders of shares of Common Stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors.  Consequently, at each annual meeting of our stockholders, the holders of a majority of the shares of Common Stock entitled to vote will be able to elect all of our directors.

Removal of Directors

Our charter provides that a director may be removed with or without cause and only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board.

Pursuant to the statute, our board of directors has by resolution exempted business combinations:

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between us and any other person, provided that the business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person); and

•	between us and Owens Financial Group, Inc. and its affiliates and associates.

Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above, and, as a result, any person described above may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirement and other provisions of the statute.  We cannot assure you that our board of directors will not amend or repeal this resolution in the future.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors other than the person who has made or proposes to make the control share acquisition, an officer of the corporation or an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or as of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless our charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors without a stockholder vote and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

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a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have not opted in to the provisions of Subtitle 8 of Title 3 of the MGCL. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders.  Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast more than 10% of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws.  Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.  Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held during the preceding twelve months.

Amendments to Our Charter and Bylaws

Our charter generally may be amended only if the amendment is first advised by our board of directors and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Dissolution of Owens Realty Mortgage, Inc.

The dissolution of Owens Realty Mortgage, Inc. must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Owens Realty Mortgage, Inc. will be dissolved on December 31, 2034, unless our charter is amended to provide otherwise.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting.  Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws and that has supplied the information required by our bylaws about each individual whom the stockholder proposes to nominate for election of directors or (3) provided that the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our Common Stock or otherwise be in the best interests of our stockholders, including restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. In addition, Owens Realty Mortgage, Inc. is subject to certain anti-takeover provisions of Maryland law, including the Business Combination Act. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Liability of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of Owens Realty Mortgage, Inc. and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of Owens Realty Mortgage, Inc. or a predecessor of Owens Realty Mortgage, Inc.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

COMPARISON OF RIGHTS OF LIMITED PARTNERS OF OMIF AND STOCKHOLDERS OF OWENS REALTY MORTGAGE, INC.

The Certificate of Limited Partnership, the Partnership Agreement and the California Corporations Code currently govern the rights of Limited Partners. If the merger agreement and the transactions contemplated thereby are approved by Limited Partners and the merger is consummated, Limited Partners will become stockholders of Owens Realty Mortgage, Inc., and the rights of stockholders of Owens Realty Mortgage, Inc. will be governed by Maryland law and the charter and bylaws of Owens Realty Mortgage, Inc. The following chart compares some of the existing rights of Limited Partners with those of stockholders of Owens Realty Mortgage, Inc., as well as the form, governance and other material considerations of such entities. This comparison may not contain all of the information that is important to you and is qualified in its entirety by reference to the applicable governing documents and applicable California law and Maryland law. We encourage you to carefully read the charter and the bylaws of Owens Realty Mortgage, Inc., copies of which are attached to this proxy statement/prospectus as Annex B and Annex C, respectively.

	Owens Mortgage Investment Fund, a California Limited Partnership	Owens Realty Mortgage, Inc.
	LP Units	Common Stock

Form of Organization, Purpose and Duration
OMIF is a California Limited Partnership. Its purposes are to make or purchase first, second, third, wraparound, participating and construction mortgage loans and mortgage loans on leasehold interests, and to do all things reasonably related thereto, including, without limitation, developing, managing and either holding for investment or disposing of real property acquired through foreclosure. OMIF will dissolve on December 31, 2034, unless earlier dissolved or extended by a vote of the Limited Partners holding a majority of the outstanding LP Units (excluding LP Units held by Owens Financial Group, Inc.).

Owens Realty Mortgage, Inc. is a Maryland corporation. The purposes for which it is formed are to make or purchase first, second, third, wraparound, participating and construction mortgage loans and mortgage loans on leasehold interests, and to do all things reasonably related thereto, including, without limitation, developing, managing and either holding for investment or disposing of real property acquired through foreclosure, and to engage in any other lawful act or activity (including, without limitation or obligation, engaging in business as a REIT under the Code) for which corporations may be organized under the general laws of the State of Maryland. Owens Realty Mortgage, Inc. will be dissolved on December 31, 2034, unless its charter is amended.

Authorized Shares/ LP Units	The Partnership Agreement authorizes OMIF to issue, in Owens Financial Group, Inc.’s sole discretion, LP Units up to an aggregate outstanding amount of $500,000,000.
The charter of Owens Realty Mortgage, Inc. provides that it may issue up to 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.01 par value per share. The charter authorizes Owens Realty Mortgage, Inc.’s board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend the charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series.

Public Market	The LP Units are not publicly traded.
We will apply to list the Common Stock on the NYSE MKT or on a national securities exchange acceptable to Owens Realty Mortgage, Inc. Approval for listing of the shares on the NYSE MKT, or on a national securities exchange acceptable to Owens Realty Mortgage, Inc., is a condition to consummation of the merger and REIT conversion.

Restrictions on Ownership and Transfer
Limited Partners may generally transfer LP Units subject to the following conditions: (i) a Limited Partner may not transfer any LP Units if, as a result, such Limited Partner will own fewer than 2,000 LP Units; (ii) the transfer complies with any restrictions imposed under applicable state securities laws or regulations with regard to suitability standards; (iii) any transfer may not, in the opinion of tax counsel, jeopardize the status of OMIF as a partnership for federal or any applicable state income tax purposes; and (iv) the transferor must pay in advance all legal, recording and accounting costs in connection with the transfer and the cost of any necessary tax advice.  All transfers and transferees are subject to the consent of Owens Financial Group, Inc.

In order for Owens Realty Mortgage, Inc. to qualify as a REIT under the Code, shares of Owens Realty Mortgage, Inc.’s stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Subject to certain exceptions, Owens Realty Mortgage, Inc.’s charter prohibits any stockholder from owning actually, beneficially or constructively more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of Common Stock, and 9.8% in value of the outstanding shares of all classes or series of Owens Realty Mortgage, Inc.’s stock. The constructive ownership rules under the Code are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of Owens Realty Mortgage, Inc.’s outstanding Common Stock or the outstanding shares of all classes or series of Owens Realty Mortgage, Inc.’s stock by an individual or entity could cause that individual or entity to own constructively in excess of the relevant ownership limits. Owens Realty Mortgage, Inc.’s charter also prohibits any person from owning shares of Owens Realty Mortgage, Inc.’s stock that would result in Owens Realty Mortgage, Inc. being “closely held” under Section 856(h) of the Code or otherwise cause Owens Realty Mortgage, Inc. to fail to qualify as a REIT. Any attempt to own or transfer shares of Owens Realty Mortgage, Inc.’s stock in violation of these restrictions may result in the shares being automatically transferred to a charitable trust or may be void. In addition, if any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares.  For more information, see “Description of Owens Realty Mortgage, Inc. Stock—Restrictions on Ownership and Transfer.”

Subject to these limitations and unless a holder is considered an “affiliate” of either OMIF or Owens Realty Mortgage, Inc. under the Securities Act, all shares of Common Stock to be received by Limited Partners of OMIF in connection with the merger will be freely transferable and may be sold to the public. Generally speaking, affiliates of Owens Realty Mortgage, Inc. would consist of its officers, directors and holders of 5% or more of Common Stock and any other persons controlling Owens Financial Group, Inc.

General Partner/ Directors
Owens Financial Group, Inc. is the exclusive manager and general partner of OMIF and controls all of its business and affairs. As the general partner, it determines, makes and manages all of OMIF’s investments, on terms that it believes are in OMIF’s best interests.  Owens Financial Group, Inc. is accountable to OMIF as a fiduciary, and consequently owes duties of loyalty and care to OMIF and the Limited Partners. In addition, Owens Financial Group, Inc. is required to discharge its duties and exercise its rights consistently with the obligation of good faith and fair dealing.  Except for the provision allowing competitive activities by Owens Financial Group, Inc., the Partnership Agreement does not modify any fiduciary standard imposed on Owens Financial Group, Inc. as general partner by California law.

OMIF has no officers or directors.  Limited Partners do not have the right to elect the general partner of OMIF on an annual or other continuing basis, and the general partner may not be removed except as described below. See “Removal of General Partners/Directors” below.

Owens Realty Mortgage, Inc.’s business and affairs are managed under the direction of its board of directors. Owens Realty Mortgage, Inc. will enter into a contract with Owens Financial Group, Inc. to manage Owens Realty Mortgage, Inc.’s day-to-day business affairs and to provide it with other services. Officers serve at the pleasure of the board of directors. Under the MGCL, each director is required to perform his or her duties in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

Upon consummation of the REIT conversion, Owens Realty Mortgage, Inc.’s board of directors will have five members (a majority of which are independent). Owens Realty Mortgage, Inc.’s bylaws and charter provide that the number of directors it has may be established by its board of directors but may not be more than 15 nor less than the minimum number required by the MGCL, which is one.  Pursuant to Owens Realty Mortgage, Inc.’s bylaws, each of the directors is elected by Owens Realty Mortgage, Inc.’s common stockholders entitled to vote, to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of Common Stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock entitled to vote will be able to elect all of the directors of Owens Realty Mortgage, Inc.

Any vacancy on Owens Realty Mortgage, Inc.’s board of directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, even if less than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual so elected will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Removal of General Partner/ Directors
Limited Partners holding a majority of the outstanding LP Units (excluding any LP Units held by Owens Financial Group, Inc.), by vote or written consent given in accordance with the Partnership Agreement, may remove the general partner of OMIF. In addition to removal by the Limited Partners, the management relationship between OMIF and the general partner will be terminated upon the dissolution, voluntary withdrawal, or adjudication of bankruptcy of the general partner. Such an event will dissolve OMIF and cause it to be wound up unless the Limited Partners holding a majority of the outstanding LP Units (excluding any LP Units held by Owens Financial Group, Inc.) agree to continue the business of OMIF and admit a new general partner within six months of the event.

The charter of Owens Realty Mortgage, Inc. provides that any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the votes entitled to be cast generally in the election of directors. Any vacancy on Owens Realty Mortgage, Inc.’s board of directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, even if less than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual so elected will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Limitation on Liability and Exculpation
Consistent with the duty of care established for general partners under California’s partnership law, Owens Financial Group, Inc., as general partner of OMIF, is not liable to OMIF or Limited Partners for errors in judgment or other acts or omissions not amounting to gross negligence or reckless conduct, intentional misconduct, knowing violation of law or breach of the duty of loyalty.

In addition, the Partnership Agreement provides that no Indemnified Party (as defined below) will be liable to any Limited Partner or Indemnitor (as defined below) for any Liabilities (as defined below) which may be imposed on, incurred by, or asserted against the Indemnified Party or OMIF in connection with services to or on behalf of OMIF (and with respect to an Indemnified Party which is an affiliate of Owens Financial Group, Inc. for an act for which

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Owens Realty Mortgage, Inc. contains such a provision that eliminates such liability of its present and former directors and officers to the maximum extent permitted by Maryland law.

Owens Financial Group, Inc., as general partner of OMIF, would be entitled to indemnification if such act were performed by it) which the Indemnified Party in good faith determined was in the best interest of OMIF. However, each Indemnified Party will be liable, and neither OMIF nor Indemnitor will be liable to an Indemnified Party, for any portion of the Liabilities which resulted from the Indemnified Party’s (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to OMIF or any partner, or (iii) breach of the Partnership Agreement, regardless of whether or not the act was first determined by the Indemnified Party, in good faith, to be in the best interests of OMIF.

Indemnification
The Partnership Agreement provides that the Indemnitors must indemnify each Indemnified Party for any Liabilities which may be imposed on, incurred by, or asserted against the Indemnified Party or OMIF in connection with services to or on behalf of OMIF (and with respect to an Indemnified Party which is an affiliate of Owens Financial Group, Inc. for an act for which Owens Financial Group, Inc., as general partner of OMIF, would be entitled to indemnification if such act were performed by it) which the Indemnified Party in good faith determined was in the best interests of OMIF. However, each Indemnified Party will be liable, and neither OMIF nor an Indemnitor will be liable to an Indemnified Party, for any portion of the Liabilities which resulted from the Indemnified Party’s (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to OMIF or any partner, or (iii) breach of the Partnership Agreement, regardless of whether or not the act was first determined by the Indemnified Party, in good faith, to be in the best interests of OMIF. If any action, suit or proceeding is pending against OMIF or any Indemnified Party relating to or arising out of any such action or inaction, the Indemnified Party will have the right to employ, at the reasonable expense of OMIF (subject to the provisions below), separate counsel of the Indemnified Party’s choice

The MGCL requires Owens Realty Mortgage, Inc. (unless its charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or in the action, suit or proceeding. The satisfaction of the obligations of OMIF as described above will be from and limited to the assets of OMIF, and no Limited Partner will have any personal liability for such obligations.

Cash advances from OMIF funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from OMIF funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) the suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of OMIF; (ii) the suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced in the cases in which the Indemnified Party would not be entitled to indemnification as described above. If advances are permissible, the Indemnified Party may bill OMIF for, or otherwise request OMIF to pay, at any time after the Indemnified Party becomes obligated to make such payments, any and all amounts for which the Indemnified Party believes in good faith that the Indemnified Party is entitled to indemnification as described above. If a final determination is made that OMIF is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount, and in the event that a final determination is made that OMIF is so obligated for any amount not paid by OMIF to a particular Indemnified Party, OMIF will pay such amount.

Neither Owens Financial Group, Inc. nor any of its affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to LP Units, will be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court as to the particular Indemnified Party, or (iii) a court approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by Owens Realty Mortgage, Inc. or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The charter of Owens Realty Mortgage, Inc. authorizes it to obligate itself and the bylaws of Owens Realty Mortgage, Inc. obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (a) any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or (b) any individual who, while a director or officer of Owens Realty Mortgage, Inc. and at Owens Realty Mortgage, Inc.’s request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The charter and bylaws of Owens Realty Mortgage, Inc. also permit it to indemnify and advance expenses to any person who served a predecessor of Owens Realty Mortgage, Inc. in any of the capacities described above and to any employee or agent of Owens Realty Mortgage, Inc. or a predecessor of Owens Realty Mortgage, Inc.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (b) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or settlement and related costs should be made. Prior to seeking a court approval for indemnification, Owens Financial Group, Inc., as the general partner of OMIF, must undertake to cause the party seeking indemnification to apprise the court of the position of the SEC and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

OMIF may not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

An affiliate, agent or attorney of Owens Financial Group, Inc. may be indemnified by OMIF only in circumstances where such person has performed an act on behalf of OMIF or Owens Financial Group, Inc. within the scope of the authority of Owens Financial Group, Inc. as general partner and for which Owens Financial Group, Inc. would have been entitled to indemnification had such act been performed by it.

“Indemnified Party” means Owens Financial Group, Inc., as general partner of OMIF, and each of its affiliates, agents and attorneys.

“Indemnitor” means OMIF, its receiver or trustee.

“Liabilities” mean any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings and reasonable costs and expenses (including reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings and all related reasonable costs of investigation).
officer did not meet the standard of conduct.

Management Fees and Expenses
The management fee Owens Financial Group, Inc., as general partner of OMIF, is entitled to receive is payable monthly and may not exceed 2.75% per year of the average unpaid balance of OMIF’s mortgage loans at the end of each month in the calendar year. Because this fee is paid monthly, it could exceed 2.75% of the unpaid balance of

Owens Financial Group, Inc. will be entitled to receive a management fee payable monthly, subject to a maximum of 2.75% per year of the average unpaid balance of Owens Realty Mortgage, Inc.’s mortgage loans at the end of each month in the calendar year.  Since this fee is paid monthly, it could exceed 2.75% of the unpaid balance of OMIF’s mortgage loans in one or more

OMIF’s mortgage loans in one or more months, but the total fee in any one year is limited to a maximum of 2.75% of the average unpaid balance of OMIF’s mortgage loans at the end of each month in the calendar year, and any amount paid above this amount must be repaid by Owens Financial Group, Inc. to OMIF.

The Partnership Agreement permits Owens Financial Group, Inc. to receive from OMIF a monthly servicing fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan or up to 0.25% per year of the unpaid balance of mortgage loans held by OMIF at the end of each month.

Owens Financial Group, Inc. is required to contribute capital to OMIF in the amount of 0.5% of the Limited Partners’ aggregate capital accounts. In addition, if a minimum of 86.5% of OMIF’s capital contributions are committed to investment in mortgages, Owens Financial Group, Inc. receives a Carried Interest of 0.5% of the aggregate capital accounts of the Limited Partners as additional compensation.

In addition to compensation from OMIF, Owens Financial Group, Inc. also receives compensation from borrowers under the mortgage loans placed by Owens Financial Group, Inc. with OMIF. Owens Financial Group, Inc. is entitled to receive and retain all acquisition and origination fees paid or payable by borrowers for services rendered in connection with the evaluation and consideration of potential investments of OMIF. Owens Financial Group, Inc. is also entitled to receive and retain all late payment charges paid by borrowers on delinquent mortgage loans held by OMIF.

Reimbursement to Owens Financial Group, Inc. or its affiliates for any expenses they paid, including legal and accounting expenses, filing fees, printing costs, goods, services and materials used by or for OMIF, must be paid by OMIF immediately following the expenditure. Owens Financial Group, Inc. and its affiliates may not be reimbursed by months, but the total fee in any one year is limited to a maximum of 2.75% of the average unpaid balance of OMIF’s mortgage loans at the end of each month in the calendar year, and any amount paid above this must be repaid by Owens Financial Group, Inc. to Owens Realty Mortgage, Inc.

Owens Financial Group, Inc. may receive a monthly servicing fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan, or up to 0.25% per year of the unpaid principal balance of mortgage loans held by Owens Realty Mortgage, Inc. at the end of each month.

In addition to compensation from Owens Realty Mortgage, Inc., Owens Financial Group, Inc. will also receive compensation from borrowers under the mortgage loans placed by Owens Realty Mortgage, Inc. with Owens Realty Mortgage, Inc. Owens Financial Group, Inc. will be entitled to receive and retain all acquisition and origination fees paid or payable by borrowers for services rendered in connection with the evaluation and consideration of investments of Owens Realty Mortgage, Inc. Owens Financial Group, Inc. will also be entitled to receive and retain all late payment charges paid by borrowers on delinquent mortgage loans held by Owens Realty Mortgage, Inc.

Reimbursement to Owens Financial Group, Inc. or its affiliates for any expenses they paid, including legal and accounting expenses, filing fees, printing costs, goods, services and materials used by or for Owens Realty Mortgage, Inc. or its subsidiaries, must be paid by Owens Realty Mortgage, Inc. immediately following the expenditure. Owens Financial Group, Inc. and its affiliates may not be reimbursed by Owens Realty Mortgage, Inc. for services for which Owens Financial Group, Inc. is entitled to compensation by way of a separate fee, except for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of Owens Realty Mortgage, Inc.) for nonmanagement and nonsupervisory services which could be performed directly for Owens Realty Mortgage, Inc. by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. No reimbursement is allowed for rent and depreciation, utilities, capital equipment and other administrative items, and salaries, fringe benefits, travel expenses and other

	OMIF for services for which Owens Financial Group, Inc. is entitled to compensation by way of a separate fee, except for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of OMIF) for nonmanagement and nonsupervisory services which could be performed directly for OMIF by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. No reimbursement is allowed for rent and depreciation, utilities, capital equipment and other administrative items, and salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any controlling person of Owens Financial Group, Inc. or its affiliates. Nor may there be reimbursement for management and supervisory personnel (for example, services of employees of Owens Financial Group, Inc. or its affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to OMIF may not exceed the lesser of the actual cost of such services or the amounts which Owens Financial Group, Inc. would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by OMIF.	administrative items incurred or allocated to any controlling person of Owens Financial Group, Inc. or its affiliates. Nor may there be reimbursement for management and supervisory personnel (for example, services of employees of Owens Financial Group, Inc. or its affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to Owens Realty Mortgage, Inc. may not exceed the lesser of the actual cost of such services or the amounts which Owens Financial Group, Inc. would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by Owens Realty Mortgage, Inc.

Management Indemnification	The General Partner, which manages OMIF, is indemnified as described above under the caption “Indemnification.”
Owens Realty Mortgage, Inc. will, to the fullest extent permitted by law, indemnify Owens Financial Group, Inc., its officers, stockholders, directors, employees and advisors, among others, from all losses (including attorneys’ fees) arising from any acts or omissions of such person made in good faith in the performance of Owens Financial Group, Inc.’s duties under the Management Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of such duties.

Voting Rights
Generally, Limited Partners have no right to take part in the management of OMIF. However, Limited Partners holding at least a majority of the outstanding LP Units (excluding LP Units held by Owens Financial Group, Inc.) may, without the concurrence of Owens Financial Group, Inc., vote or consent in writing: (i) to amend the Partnership Agreement

Subject to the provisions of Owens Realty Mortgage, Inc.’s charter regarding the restrictions on ownership and transfer of stock and except as may otherwise be specified in the terms of any class or series of our stock, each outstanding share of our stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and,

(except that, provided that the rights of the Limited Partners will not be adversely affected as a result, Owens Financial Group, Inc. may amend the Partnership Agreement without the consent of the Limited Partners to cure any ambiguity or formal defect or omission, to grant additional rights, remedies, powers or authorities to Limited Partners, to conform the Partnership Agreement to applicable laws and regulations and to make any other change which, in the judgment of Owens Financial Group, Inc., does not adversely affect the rights of the Limited Partners), provided that any amendment which modifies the compensation or distributions to which Owens Financial Group, Inc. is entitled or which affects the duties of Owens Financial Group, Inc. shall require the written consent of Owens Financial Group, Inc.; (ii) to dissolve and wind up OMIF; (iii) to remove Owens Financial Group, Inc. as general partner of OMIF and elect one or more new general partners; or (iv) to approve or disapprove the sale, pledge, refinancing or exchange of all or substantially all of the assets of OMIF.

In addition, without the concurrence of Limited Partners holding at least a majority of the outstanding LP Units (excluding LP Units held by Owens Financial Group, Inc.), Owens Financial Group, Inc. may not, among other things: (i) amend the Partnership Agreement in any way that adversely affects the rights of the Limited Partners; (ii) admit a person as a general partner; (iii) voluntarily withdraw as a general partner, unless such withdrawal would not affect OMIF’s tax status and would not materially adversely affect the Limited Partners; (iv) sell, pledge, refinance or exchange all or substantially all of OMIF’s assets; (v) dissolve OMIF; or (vi) cause the merger or other reorganization of OMIF.
except as may be provided with respect to any other class or series of our stock, the holders of shares of our Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors. For more information, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Under Maryland law, a Maryland corporation generally may not dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Owens Realty Mortgage, Inc.’s charter provides for the approval of these matters by a majority of the votes entitled to be cast on the matter.

Action by Written Consent
The Partnership Agreement provides that any action that may be taken at any meeting of the Limited Partners may be taken without a meeting, if a written consent that sets forth the action is signed by the Limited Partners holding at

Under the MGCL, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if unanimous consent, in writing or by electronic transmission, that sets forth the action, is given by each stockholder entitled

	least a majority of the outstanding LP Units (excluding LP Units held by Owens Financial Group, Inc.).	to vote on the matter and is filed with the minutes of proceedings of stockholders. If authorized by the charter, the holders of Common Stock entitled to vote generally in the election of directors may take action by delivering a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to take the action at a stockholders meeting provided that the corporation gives notice of the action to each holder of the class of Common Stock not later than 10 days after the effective date of the action. The charter of Owens Realty Mortgage, Inc. contains such authorization, and its bylaws permit action to be taken either (i) by unanimous consent or (ii) by the consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary to take the action at a stockholders meeting, subject to certain conditions.

Meeting of Holders; Right to Call Special Meetings
Owens Financial Group, Inc., as general partner of OMIF, may call meetings of the Limited Partners at any time and must call a meeting upon written request to Owens Financial Group, Inc. by Limited Partners holding more than 10% of the outstanding LP Units.  Within 10 days of receiving such request, Owens Financial Group, Inc. must provide written notice of the meeting to the Limited Partners, which meeting will be held not less than 15 days nor more than 60 days after the sending of the notice of the meeting.  There are no regular meeting dates.

Owens Realty Mortgage, Inc. will hold annual meetings of its stockholders for, among other purposes, the election of directors. The chairman of Owens Realty Mortgage, Inc.’s board of directors, chief executive officer, president or board of directors may call a special meeting of Owens Realty Mortgage, Inc.’s stockholders. Subject to the provisions of Owens Realty Mortgage, Inc.’s bylaws, a special meeting of Owens Realty Mortgage, Inc.’s stockholders must also be called by the secretary upon the written request of the stockholders entitled to cast more than 10% of all the votes entitled to be cast at the meeting on the matter before the meeting. The request must state, among other things, the purpose of the meeting and the matters proposed to be acted on at the meeting.

The Owens Realty Mortgage, Inc. board of directors has the sole power to fix: (1) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of, and to vote at, such special meeting; and (2) the date, time and place of the special meeting.

With respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting.  Nominations of individuals for election to the Owens Realty Mortgage, Inc. board of directors may be made only: (1) by or at the direction of the board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws and that has supplied the information required by our bylaws about each individual whom the stockholder proposes to nominate for election of directors or (3) provided that the meeting has been called for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of giving the notice required by Owens Realty Mortgage, Inc.’s bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee and has provided notice within the required time period, containing the information and other materials specified in the advance notice provisions of Owens Realty Mortgage, Inc.’s bylaws.

Limited Liability	A Limited Partner is not liable for the liabilities of OMIF in an amount in excess of such Limited Partner’s capital account, as determined in accordance with the Partnership Agreement.	Under Maryland law, Owens Realty Mortgage, Inc.’s stockholders are not generally liable for Owens Realty Mortgage, Inc.’s debts or obligations.

Access to Books and Records
OMIF’s books and records are maintained at the principal office of OMIF and are open to inspection and examination by Limited Partners and their designated representatives during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of all Limited Partners along with the number of LP Units held by each of them is maintained as part of the books and records and will generally be made available on request for a stated purpose.  Such list is updated quarterly and shall be made available to any Limited Partner requesting it within 10 business days of the request for a reasonable charge for the copy work.

Under Maryland law, any stockholder or his or her agent upon written request may inspect and copy the following corporate documents: (1) the bylaws; (2) minutes of the proceedings of stockholders; (3) the corporation’s annual statement of affairs; (4) any voting trust agreements deposited with the corporation; and (5) a statement showing all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request.  In addition, one or more persons who together are and for at least six months have been stockholders of record of at least 5% of the outstanding stock of any class of a Maryland corporation may inspect and copy the corporation’s books of account and stock ledger and may present a written request for a statement of the corporation’s affairs.

Reports
Within 60 days after the end of each fiscal year of OMIF, Owens Financial Group, Inc. delivers to each Limited Partner such information as is necessary for the preparation by each Limited Partner of his or her federal income tax return. Within 60 days after the end of each quarter of OMIF, Owens Financial Group, Inc. transmits to each Limited Partner a quarterly report. Within 120 days after the end of OMIF’s calendar year, Owens Financial Group, Inc. transmits to each Limited Partner an annual report.

As a reporting company under the Exchange Act, Owens Realty Mortgage, Inc., will be obligated to file annual reports on Form 10-K and quarterly reports on Form 10-Q.

OMIF will provide upon written request for review by a Limited Partner the information filed with the SEC on Form 10-K not more than 90 days after the closing of the fiscal year end, and on Form 10-Q not more than 45 days after the closing of each other quarterly fiscal period, by providing the Form 10-K and Form 10-Q or other document containing substantially the same information as required by Form 10-K and Form 10-Q.

Investment Policies
OMIF’s investment policies are substantially similar to those of Owens Realty Mortgage, Inc., as described under the caption “Policies with Respect to Certain Activities – Investment Policies,” except that OMIF is subject to the following additional investment policies:

OMIF may incur indebtedness for the purpose of making or purchasing mortgage loans, as determined by Owens Financial Group, Inc., or: (i) to prevent default under prior loans or to discharge them entirely if it becomes necessary to protect OMIF’s mortgage loans, or (ii) to assist in the development or operation of any real property on which OMIF has previously made or purchased a mortgage loan and has subsequently taken over the operation thereof as a result of default or to protect such mortgage loan. The total amount of indebtedness incurred by OMIF may not exceed the sum of 50% of the aggregate fair market value of all OMIF loans. Owens Financial Group, Inc. is prohibited from providing financing to OMIF.

The cash capital contributions of Owens Financial Group, Inc., as the general partner of OMIF, of up to a maximum of 1/2 of 1% of the aggregate capital accounts of the Limited Partners, is also available as an additional contingency reserve if considered necessary by Owens Financial Group, Inc.

OMIF will not reinvest its net income available for distribution, unless it is Limited Partners’ reinvested distributions under OMIF’s distribution reinvestment plan.
Owens Realty Mortgage, Inc.’s investment policies are described under the caption “Policies with Respect to Certain Activities – Investment Policies.”

Distributions and Dividends	All net income available for distribution must be paid monthly in cash or credited to the Limited Partners’	Owens Realty Mortgage, Inc. intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes

capital accounts in proportion to the Limited Partners’ capital accounts. Net income available for distribution means profits and losses reduced by amounts set aside for the restoration or creation of reserves and increased by the reduction or elimination of reserves at the discretion of Owens Financial Group, Inc. Net proceeds received from the repayment of principal, the prepayment of a mortgage loan, a foreclosure sale or other disposition of a mortgage loan or property or the payment of insurance or a guarantee with respect to a mortgage loan may be reinvested, used to improve or maintain properties acquired through foreclosure, used to pay operating expenses or discharge indebtedness or distributed to Limited Partners at the discretion of Owens Financial Group, Inc. In no event may Owens Financial Group, Inc. distribute any net proceeds during any calendar year if and to the extent the sum of all withdrawals from the capital accounts of Limited Partners, together with certain permitted transfers, and distributions of net proceeds under the Partnership Agreement would exceed 10% of the aggregate capital accounts of all outstanding LP Units in any calendar year, except upon a vote of the Limited Partners to dissolve OMIF.	commencing with its taxable year ending 2013. U.S. federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. If Owens Realty Mortgage, Inc.’s cash available for distribution is less than 90% of its REIT taxable income, it could be required to sell assets or borrow funds to pay cash dividends or it may make a portion of the required dividend in the form of a taxable stock dividend or dividend of debt securities. Owens Realty Mortgage, Inc. will generally not be required to pay dividends with respect to activities conducted through any domestic taxable REIT subsidiary. For more information, see “Material United States Federal Income Tax Considerations.”

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, Owens Realty Mortgage, Inc. intends to pay regular monthly dividends of all or substantially all of its taxable income to holders of its Common Stock out of assets legally available therefor and to distribute substantially all of its net capital gain each year. The timing and amount of any dividends Owens Realty Mortgage, Inc. pays to holders of its Common Stock will be at the discretion of Owens Realty Mortgage, Inc.’s board of directors and will depend upon various factors, including Owens Realty Mortgage, Inc.’s actual and projected results of operations, financial condition, liquidity and business, maintenance of Owens Realty Mortgage, Inc.’s REIT qualification, applicable provisions of the MGCL and such other factors as Owens Realty Mortgage, Inc.’s board of directors deems relevant.

Distribution Reinvestment Plan
Limited Partners who meet investor suitability standards may elect to participate in the distribution reinvestment plan, pursuant to which participating Limited Partners’ distributions are used to purchase additional LP Units.

In April 2011, Owens Financial Group, Inc. temporarily suspended the distribution reinvestment plan for all Limited Partners, in an effort to ensure OMIF’s ability to continue to operate in compliance with the requirements of the Partnership Agreement.
Owens Realty Mortgage, Inc., expects to adopt a dividend reinvestment plan, and register the shares issuable thereunder, concurrently with or following the REIT conversion.

Withdrawal and Redemption Rights
A Limited Partner may withdraw, or partially withdraw, from OMIF and obtain the return of all or part of his, her or its capital account within 61 to 91 days after the Limited Partner delivers written notice of redemption to Owens Financial Group, Inc., subject to, among other things, the following limitations: (i) redemptions generally may not occur until at least one year after the Limited Partner purchased LP Units; (ii) redemptions are funded only from net proceeds and capital contributions; (iii) redemptions are limited to $100,000 per calendar quarter for each Limited Partner; (iv) Owens Financial Group, Inc. is not required to maintain a cash reserve or to sell or otherwise liquidate any of OMIF’s assets to fund redemptions; and (v) the combined total of the amount of net proceeds distributed to Limited Partners and the amount withdrawn by Limited Partners, including certain permitted transfers in any calendar year, may not exceed 10% of the aggregate capital accounts of Limited Partners in any calendar year, except upon OMIF’s dissolution. Withdrawal requests are honored in the order in which they are received by Owens Financial Group, Inc.  If a Limited Partner’s capital account would have a balance of less than $2,000 following a redemption request, Owens Financial Group, Inc., at its discretion, may distribute to the Limited Partners the entire balance in the account.

A stockholder has no rights to require Owens Realty Mortgage, Inc. to redeem shares of Common Stock. Owens Realty Mortgage, Inc. will apply to list its Common Stock on the NYSE MKT or on a national securities exchange acceptable to Owens Realty Mortgage, Inc. Approval for listing of the shares on the NYSE MKT, or on a national securities exchange acceptable to Owens Realty Mortgage, Inc., is a condition to consummation of the merger and REIT conversion. Accordingly, the Common Stock may be sold publicly at market prices then in effect.

Conversion Rights	The LP Units are not convertible.	The Common Stock is not convertible.

Anti-Takeover Provisions
The Partnership Agreement contains provisions which could have the effect of delaying, deferring or preventing a transaction or a change in control of OMIF that might involve a premium price for LP Units or otherwise be in the best interest of the Limited Partners. These include the following: (i) Owens Financial Group, Inc. is not regularly elected, and can only be removed by the Limited Partners holding at least a majority of the outstanding LP Units (excluding LP Units held by Owens Financial Group, Inc.); and (ii) while the LP Units are generally freely transferable, they are subject to certain restrictions on transfer. For more information, see above “Restrictions on Ownership and Transfer.”

The charter and bylaws of Owens Realty Mortgage, Inc. include certain anti-takeover provisions that could have the effect of delaying, deterring or preventing a transaction or a change in the control, including (i) restrictions on ownership and transfer of Owens Realty Mortgage, Inc.’s stock and (ii) advance notice provisions for stockholder nominees for director and other stockholder proposals. In addition, Owens Realty Mortgage, Inc. is subject to certain anti-takeover provisions of Maryland law, including the Business Combination Act.  Likewise, if the Owens Realty Mortgage, Inc. board of directors were to elect to be subject to the provisions of Subtitle 8 or if the provision in Owens Realty Mortgage, Inc.’s bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects. For more information, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Stockholders’ Rights Plan	OMIF does not have a stockholders’ rights plan or “poison pill” in effect.	Owens Realty Mortgage, Inc. does not have a stockholders’ rights plan or “poison pill” in effect.

Rights Upon Liquidation or Dissolution	Upon OMIF’s liquidation, dissolution or winding up, the Limited Partners are entitled to net proceeds, if any, after the payment of all debts of OMIF.
Upon Owens Realty Mortgage, Inc.’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably Owens Realty Mortgage, Inc.’s net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock, if any.

Appraisal Rights	Limited Partners have no appraisal rights.	Holders of shares of Common Stock have no appraisal rights.

Amendment of Partnership Agreement and Charter and Bylaws
The Limited Partners holding at least a majority of the outstanding LP Units (excluding LP Units held by Owens Financial Group, Inc.) may, without the concurrence of Owens Financial Group, Inc., vote or consent in writing to amend the Partnership Agreement (except that, provided that the rights of the Limited Partners will not be adversely affected as a result, Owens Financial Group, Inc. may amend the Partnership Agreement without the consent of the Limited Partners to cure any ambiguity or formal defect or omission, to grant additional rights, remedies, powers or authorities to Limited Partners, to conform the Partnership Agreement to applicable laws and regulations and to make any other change which, in the judgment of Owens Financial Group, Inc., does not adversely affect the rights of the Limited Partners), provided that any amendment which modifies the compensation or distributions to which Owens Financial Group, Inc. is entitled or which affects the duties of Owens Financial Group, Inc. as general partner shall require the written consent of Owens Financial Group, Inc.

The charter of Owens Realty Mortgage, Inc. may be amended only if declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter, except for those amendments to the charter of Owens Realty Mortgage, Inc. permitted to be made without stockholder approval under Maryland law or by specific provision in the charter.

Under the terms of the charter of Owens Realty Mortgage, Inc., the board of directors has the power to (i) amend Owens Realty Mortgage, Inc.’s charter to increase or decrease the aggregate number of shares of stock, or the number of shares of any class or series of stock, that Owens Realty Mortgage, Inc. is authorized to issue and (ii) classify and reclassify any unissued shares of Owens Realty Mortgage, Inc.’s common or preferred stock into one or more classes or series of stock, and authorize Owens Realty Mortgage, Inc. to issue the newly classified shares.

The board of directors of Owens Realty Mortgage, Inc. has the power, without the assent or vote of the stockholders, to adopt, alter or repeal any provision of Owens Realty Mortgage, Inc.’s bylaws and to make new bylaws.